SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2007 (May 11, 2007)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    (c)        On May 14, 2007, SpectRx, Inc. announced the appointment of Mark L. Faupel, Ph. D., 51, as President and Chief Executive Officer of the company.  He is also a director of the company.  Dr. Faupel joined the company in 1998, and has previously served as Vice President of New Business, Vice President of Research and Development, Executive Vice President and Chief Technical Officer, President and Chief Operating Officer and President and Chief Operating Officer of subsidiary Guided Therapeutics, Inc.

                 Dr. Faupel currently receives a salary of $160,000 per year in addition to usual and customary company benefits.

                On May 11, 2007, the board of directors of SpectRx, Inc. elected Board Member William E. Zachary, Jr., 63, as acting Chairman of the company's board of directors.  Mr. Zachary replaces Mark A. Samuels, who retired as Chairman.

                On May 11, 2007, the board of directors of SpectRx, Inc. elected Richard L. Fowler, 51, Corporate Secretary.  Mr. Fowler is the company's Senior Vice President of Engineering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRX, INC.

/s/ MARK L. FAUPEL
	By:	Mark L. Faupel, Ph.D.
CEO & President

Date: May 17, 2007.